SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Research Frontiers (Nasdaq: REFR) licensee Vision Systems showcases its reputation for innovation this week with the public unveiling of two new products at major trade shows. These products capitalize on the superior and unique dimmable window performance of Research Frontiers’ SPD-Smart light-control technology, and offer benefits including ease of installation, user well-being, and energy savings.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “Mercedes first brought widespread awareness of SPD-SmartGlass technology to the automotive industry with the Magic Sky Control panoramic roofs on their SLK and SL roadsters, and their all-new flagship S-Class. Vision Systems has taken this same best-selling high-performing technology used on the world’s most luxurious cars and brought it to the aircraft, yacht and mass transit industries with features such as on-glass window controls, ultra-light window design, and elegant integration with smart devices and cabin management systems. Their latest two innovations in how people interact with the smartest glass in the world, an easy-to-install sun visor and a self-powered SPD-Smart window, will bring the benefits of SPD-Smart light-control technology to a wider group of users by making their vehicles more comfortable, safer and energy efficient, whether they be on the road, on the water, or in the air.”

Energia: World’s first self-powered dimmable window for aircraft cabins to be unveiled at
Vision Systems’ booth (C9522) at the 2013 NBAA, on October 22-24 in Las Vegas, Nevada, USA.

SPD-Smart dimmable windows are increasingly in demand by aerospace OEMs, airlines, operators and aircraft owners. Energia, Vision Systems’ new product, adds the many practical, technical, and financial benefits of solar power to the instant switching speed, wide range of light transmission, and relief from light, glare and heat that SPD-Smart aircraft windows already provide. Energia operates without using the aircraft’s electrical system because it integrates a transparent photovoltaic layer that is capable of producing its own energy – from the sun, or from artificial light sources.

Vision Systems is unveiling its new patented solution Energia at the 2013 NBAA – the year’s most significant event for the business aviation industry which brings together business leaders, government officials, manufacturers, corporate aviation department personnel and other professionals involved in business aviation.

Energia facilitates the installation of dimmable windows on new production and aftermarket aircraft. It is completely independent of the cabin’s wiring, and no modifications to the aircraft’s existing electrical system are required. Energia was developed in collaboration with Sunpartner Technologies, Vision Systems partner and the inventor and manufacturer of the transparent photovoltaic panel.

Automatic SPD-Smart sun visor revealed at Vision Systems booth (4-22)
at Busworld 2013, from October 18-23 in Kortrijk, Belgium.

Safety is paramount when operating cars, trucks, boats and mass transit vehicles, and glare from the direct sun, or the sun reflecting off of other vehicles or objects, is a safety risk. With Vision Systems’ new SPD-Smart sun visor for vehicles, whenever this problem is present, the sun visor automatically and instantly darkens the top part of the windshield to block the glare.

This product is a result of almost two years of joint development with a major automotive OEM.

Vision Systems is unveiling this sun visor at Busworld 2013 – the world’s leading trade event for the bus and coach industry which is expected to attract more than 350 exhibitors and 30,000 attendees.

This Vision Systems innovation has also been designed for easy installation. People can install this feature by themselves in minutes. This new sun visor uses SPD-Smart light-control film technology with a light sensor to automatically and dynamically adjust the sun visor in response to changing light and glare conditions. This safety and comfort feature is only possible using SPD-Smart technology. Electrochromics, another type of dimmable window also known as electrochemical windows, switches from clear to dark too slowly to provide relief from sudden changes in solar glare.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 21, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 21, 2013